EXHIBIT 99.1

Quanex Building Products Announces Second Quarter 2017 Results and Reaffirms Full Year 2017 Guidance

Consolidation of U.S. Vinyl Profiles Business Complete
Solid Margin Performance Continues

HOUSTON, May 30, 2017 (GLOBE NEWSWIRE) --  Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the quarter ended April 30, 2017.

Bill Griffiths, Chairman, President and Chief Executive Officer, commented, “Second quarter results came in as expected, despite weather related weakness in April.  We completed the consolidation of our U.S. vinyl profiles business ahead of schedule and we are pleased with the progress of negotiations held with various cabinet customers related to margin dilutive revenue.  In fact, we realized slight margin expansion in the cabinet components segment despite continued excessive overtime costs.  We also saw margin expansion in our European engineered components segment.  As anticipated, revenues were down year-over-year in our North American engineered components segment, driven by a further $17 million reduction due to the previously disclosed re-sourcing effort by a large vinyl profiles customer.  Despite the lower top line, margins remained flat in this segment.  The U.S. vinyl profiles business consolidation is behind us, and while still early, we feel we have turned the corner at Woodcraft.  As such, we are confident in achieving our second half margin expansion and cash flow expectations and are comfortable with our previously disclosed 2017 guidance.”

Second Quarter 2017 Results Summary

The Company reported net sales of $209.1 million for the three months ended April 30, 2017, compared to $229.5 million for the three months ended April 30, 2016.  Similar to the first quarter of 2017, the decrease was primarily attributable to Quanex’s previously disclosed decision to walk away from less profitable business in an effort to protect margins. (See Sales Analysis table for additional information)

Net income decreased to $1.5 million during the second quarter of 2017, compared to net income of $3.9 million in the second quarter of 2016.  Adjusted EBITDA decreased to $20.5 million during the second quarter of 2017, compared to $24.3 million during the second quarter of 2016.  The decrease was largely due to lower volumes as the Company continues the transition away from less profitable business combined with elevated legal expenses during the quarter.  (See Non-GAAP Terminology Definitions and Disclaimers section and Selected Segment Data table for additional information)

As of April 30, 2017, Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA was 2.7x.  The Company’s leverage ratio increased quarter-over-quarter mainly as a result of adding approximately $16 million in debt related to a capital lease for a new warehouse servicing Quanex’s U.K. vinyl profiles business.  The Company remains focused on generating Free Cash Flow to pay down debt and anticipates a significant improvement in the leverage ratio by year-end 2017.  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

	Three Months Ended April 30, 2017			Three Months Ended April 30, 2016
($ in thousands, except per share data)	Results Before Adjustments	Adjustments	Adjusted Results	Results Before Adjustments	Adjustments	Adjusted Results
Net sales	$209,133	$-	$209,133	$229,460	$-	$229,460
Cost of sales (1)	162,132	(90)	162,042	176,497	(90)	176,407
Selling, general and administrative (2)	26,916	(353)	26,563	28,591	212	28,803
Restructuring charges (3)	1,080	(1,080)	-	-	-	-
EBITDA	19,005	1,523	20,528	24,372	(122)	24,250
Depreciation and amortization (4)	14,380	(1,692)	12,688	13,816	-	13,816
Operating income (loss)	4,625	3,215	7,840	10,556	(122)	10,434
Interest expense	(2,391)	-	(2,391)	(5,633)	-	(5,633)
Other, net (5)	(135)	155	20	848	(835)	13
Income (loss) before income taxes	2,099	3,370	5,469	5,771	(957)	4,814
Income tax (expense) benefit (6)	(637)	(1,040)	(1,677)	(1,836)	304	(1,532)
Net income (loss)	$1,462	$2,330	$3,792	$3,935	$(653)	$3,282

Diluted earnings per share	$0.04		$0.11	$0.11		$0.10

(1) Cost of sales adjustment relates solely to purchase price accounting inventory step-up impact from HL Plastics acquisition.
(2) SG&A adjustments are for acquisition related transaction costs and in 2017, gain on sale of fixed assets related to the closure of the plant in Mexico and a one-time employee benefit adjustment.
(3) Restructuring charges relate to the closure of several manufacturing plant facilities.
(4) D&A adjustments relate to accelerated amortization for restructured PP&E and intangible assets.
(5) Other, net adjustments relate to foreign currency transaction (gains) losses.
(6) Effective tax rate reflects impacts of adjustments on a with and without basis.

Recent Events

Quanex’s Board of Directors declared a quarterly cash dividend of $0.04 per share on the Company’s common stock, payable June 30, 2017, to shareholders of record on June 15, 2017.

Conference Call and Webcast Information

The Company has scheduled a conference call for Wednesday, May 31, 2017, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 18485556, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through June 7, 2017.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 18485556.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.

For more information contact Scott Zuehlke, Vice President of Investor Relations & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, gain/loss on the sale of fixed assets related to the plant closure in Mexico, one-time employee benefit adjustment and restructuring charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that Quanex believes is useful to investors and financial analysts in evaluating the Company’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in Quanex’s credit agreement.  Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Adjusted Net (Loss) Income is a non-GAAP financial measure that excludes certain charges and credits because the Company believes that such items are not indicative of its core operating results and trends, and do not provide meaningful comparisons with other reporting periods.  Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release.  The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2017	2016	2017	2016

Net sales	$209,133	$229,460	$404,229	$430,928
Cost of sales	162,132	176,497	317,079	335,845
Selling, general and administrative	26,916	28,591	54,361	59,879
Restructuring charges	1,080	-	2,219	-
Depreciation and amortization	14,380	13,816	29,786	26,786
Operating income	4,625	10,556	784	8,418
Interest expense	(2,391)	(5,633)	(4,551)	(12,124)
Other, net	(135)	848	526	(1,513)
Income (loss) before income taxes	2,099	5,771	(3,241)	(5,219)
Income tax (expense) benefit	(637)	(1,836)	977	1,905
Net income (loss)	$1,462	$3,935	$(2,264)	$(3,314)

Income (loss) per common share, basic	$0.04	$0.12	$(0.07)	$(0.10)
Income (loss) per common share, diluted	$0.04	$0.11	$(0.07)	$(0.10)

Weighted average common shares outstanding:
Basic	34,146	33,873	34,099	33,818
Diluted	34,769	34,449	34,099	33,818

Cash dividends per share	$0.04	$0.04	$0.08	$0.08

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$14,513	$25,526
Accounts receivable, net	79,735	83,625
Inventories, net	91,675	84,335
Prepaid and other current assets	8,111	10,488
Total current assets	194,034	203,974
Property, plant and equipment, net	213,468	198,497
Goodwill	219,883	217,035
Intangible assets, net	147,231	154,180
Other assets	7,834	6,667
Total assets	$782,450	$780,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,239	$47,781
Accrued liabilities	39,639	55,101
Income taxes payable	1,603	732
Current maturities of long-term debt	20,206	10,520
Total current liabilities	102,687	114,134
Long-term debt	266,442	259,011
Deferred pension and postretirement benefits	9,848	8,167
Deferred income taxes	15,372	18,322
Other liabilities	14,670	12,888
Total liabilities	409,019	412,522
Stockholders’ equity:
Common stock	375	376
Additional paid-in-capital	255,119	254,540
Retained earnings	208,629	214,047
Accumulated other comprehensive loss	(32,189)	(38,765)
Treasury stock at cost	(58,503)	(62,367)
Total stockholders’ equity	373,431	367,831
Total liabilities and stockholders' equity	$782,450	$780,353

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Six Months Ended April 30,
	2017	2016
Operating activities:
Net loss	$(2,264)	$(3,314)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	29,786	26,786
Stock-based compensation	3,222	3,830
Deferred income tax	(4,233)	(4,253)
Excess tax benefit from share-based compensation	(98)	(1)
Other, net	1,355	1,503
Changes in assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	4,564	3,059
Increase in inventory	(6,593)	(5,181)
Increase in other current assets	(506)	(1,527)
Decrease in accounts payable	(7,170)	(157)
Decrease in accrued liabilities	(8,426)	(1,769)
Increase in income taxes payable	3,215	3,394
Increase in deferred pension and postretirement benefits	1,682	1,659
Increase in other long-term liabilities	945	695
Other, net	195	(136)
Cash provided by operating activities	15,674	24,588
Investing activities:
Acquisitions, net of cash acquired	(8,497)	(245,904)
Capital expenditures	(17,550)	(17,419)
Proceeds from disposition of capital assets	593	935
Cash used for investing activities	(25,454)	(262,388)
Financing activities:
Borrowings under credit facilities	53,500	332,800
Repayments of credit facility borrowings	(52,250)	(79,775)
Debt issuance costs	-	(8,713)
Repayments of other long-term debt	(1,363)	(1,165)
Common stock dividends paid	(2,749)	(2,731)
Issuance of common stock	1,726	3,042
Excess tax benefit from share-based compensation	98	1
Cash (used for) provided by financing activities	(1,038)	243,459
Effect of exchange rate changes on cash and cash equivalents	(195)	217
(Decrease) increase in cash and cash equivalents	(11,013)	5,876
Cash and cash equivalents at beginning of period	25,526	23,125
Cash and cash equivalents at end of period	$14,513	$29,001

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Engineered Components	EU Engineered Components	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended April 30, 2017
Net sales	$116,410	$34,205	$59,147	$(629)	$209,133
Cost of sales	88,424	23,764	50,281	(337)	162,132
Selling, general and administrative	13,466	5,198	4,401	3,851	26,916
Restructuring charges	914	-	166	-	1,080
Depreciation and amortization	8,669	2,306	3,265	140	14,380
Operating income (loss)	4,937	2,937	1,034	(4,283)	4,625
Depreciation and amortization	8,669	2,306	3,265	140	14,380
EBITDA	13,606	5,243	4,299	(4,143)	19,005
Transaction related costs	-	-	-	232	232
Mexico restructuring, gain on sale of fixed assets	-	-	(67)	-	(67)
One-time employee benefit adjustment	-	-	188	-	188
PPA-Inventory Step-up	-	90	-	-	90
Restructuring charges	914	-	166	-	1,080
Adjusted EBITDA	$14,520	$5,333	$4,586	$(3,911)	$20,528
Adjusted EBITDA Margin %	12.5%	15.6%	7.8%		9.8%

Three months ended April 30, 2016
Net sales	$134,519	$36,965	$59,555	$(1,579)	$229,460
Cost of sales	101,193	25,518	50,801	(1,015)	176,497
Selling, general and administrative	16,456	5,890	4,233	2,012	28,591
Depreciation and amortization	7,153	2,393	4,129	141	13,816
Operating income (loss)	9,717	3,164	392	(2,717)	10,556
Depreciation and amortization	7,153	2,393	4,129	141	13,816
EBITDA	16,870	5,557	4,521	(2,576)	24,372
Transaction related costs	-	-	-	(212)	(212)
PPA-Inventory Step-up	-	90	-	-	90
Adjusted EBITDA	$16,870	$5,647	$4,521	$(2,788)	$24,250
Adjusted EBITDA Margin %	12.5%	15.3%	7.6%		10.6%

Six months ended April 30, 2017
Net sales	$227,483	$65,774	$112,144	$(1,172)	$404,229
Cost of sales	174,817	46,302	96,518	(558)	317,079
Selling, general and administrative	27,201	9,970	8,511	8,679	54,361
Restructuring charges	1,480	-	739	-	2,219
Depreciation and amortization	18,747	4,362	6,400	277	29,786
Operating income (loss)	5,238	5,140	(24)	(9,570)	784
Depreciation and amortization	18,747	4,362	6,400	277	29,786
EBITDA	23,985	9,502	6,376	(9,293)	30,570
Transaction related costs	-	-	-	292	292
Mexico restructuring, loss on sale of fixed assets	-	-	190	-	190
One-time employee benefit adjustment	-	-	188	-	188
PPA-Inventory Step-up	-	104	-	-	104
Restructuring charges	1,480	-	739	-	2,219
Adjusted EBITDA	$25,465	$9,606	$7,493	$(9,001)	$33,563
Adjusted EBITDA Margin %	11.2%	14.6%	6.7%		8.3%

Six months ended April 30, 2016
Net sales	$255,567	$70,033	$108,080	$(2,752)	$430,928
Cost of sales	194,921	49,165	93,340	(1,581)	335,845
Selling, general and administrative	30,978	11,474	8,331	9,096	59,879
Depreciation and amortization	14,361	4,851	7,274	300	26,786
Operating income (loss)	15,307	4,543	(865)	(10,567)	8,418
Depreciation and amortization	14,361	4,851	7,274	300	26,786
EBITDA	29,668	9,394	6,409	(10,267)	35,204
Transaction related costs	-	-	-	4,878	4,878
PPA-Inventory Step-up	-	284	2,287	-	2,571
Adjusted EBITDA	$29,668	$9,678	$8,696	$(5,389)	$42,653
Adjusted EBITDA Margin %	11.6%	13.8%	8.0%		9.9%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Sales Bridge for Three Months Ended April 30, 2017
	NA Engineered	EU Engineered	NA Cabinet	Unallocated
	Components	Components	Components	Corporate & Other	Consolidated

Net sales, three months ended April 30, 2016	$134,519	$36,965	$59,555	$(1,579)	$229,460
Market volume	(1,129)	1,778	4,986	950	6,585
Eliminated products	(18,841)	(642)	(5,391)	-	(24,874)
Price changes	276	256	593	-	1,125
Foreign currency impacts	-	(4,152)	-	-	(4,152)
Raw material pass through adjustments	1,585	-	(596)	-	989
Net Sales, three months ended April 30, 2017	$116,410	$34,205	$59,147	$(629)	$209,133

	Sales Bridge for Six Months Ended April 30, 2017
	NA Engineered	EU Engineered	NA Cabinet	Unallocated
	Components	Components	Components	Corporate & Other	Consolidated

Net sales, six months ended April 30, 2016	$255,567	$70,033	$108,080	$(2,752)	$430,928
Market volume	(696)	5,342	10,143	1,580	16,369
Eliminated products	(29,806)	(642)	(6,493)	-	(36,941)
Price changes	265	91	1,009	-	1,365
Foreign currency impacts	-	(9,050)	-	-	(9,050)
Raw material pass through adjustments	2,153	-	(595)	-	1,558
Net Sales, six months ended April 30, 2017	$227,483	$65,774	$112,144	$(1,172)	$404,229